INFORMATION STATEMENT

REGARDING SUBADVISER

CHANGES TO THE

USAA SMALL CAP STOCK FUND

The USAA Mutual Funds Trust's (the Trust) Board of Trustees (the Board) recently approved a new investment subadvisory agreement (New Subadvisory Agreement) between USAA Asset Management Company (AMCO), the investment adviser to the USAA Small Cap Stock Fund (Fund) and ClariVest Asset Management LLC (ClariVest), dated as of March 27, 2019, due to a change of control of ClariVest. Prior to that date, ClariVest informed AMCO that it would become a wholly-owned subsidiary of Eagle Asset Management, Inc. (Eagle), which became effective April 1, 2019. Prior to the New Subadvisory Agreement taking effect, ClariVest served as an investment subadviser to a portion of the Fund pursuant to a then-existing investment subadvisory agreement (Old Subadvisory Agreement) between AMCO and ClariVest, dated as of May 16, 2017.

This Information Statement is being provided to you in lieu of a proxy statement pursuant to the terms of an exemptive order that the Trust has received from the Securities and Exchange Commission (SEC). The exemptive order permits AMCO to change subadvisers of the Fund without first calling a special meeting of shareholders and obtaining shareholder approval. Pursuant to the exemptive order, however, the Fund has agreed to provide certain information about new subadvisers and new subadvisory agreements to its investors. Accordingly, shareholders are not being asked to vote on the New Subadvisory Agreement with the subadviser, but are encouraged to review this Information Statement. The purpose of this Information Statement is to provide you with information about ClariVest and the New Subadvisory Agreement.

This Information Statement is first being delivered to shareholders on or about June 26, 2019.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INVESTMENT SUBADVISORY AGREEMENT

BETWEEN AMCO AND CLARIVEST

WHAT WERE THE CIRCUMSTANCES THAT LED TO THE NEW SUBADVISORY AGREEMENT WITH CLARIVEST?

Prior to the New Subadvisory Agreement taking effect, ClariVest informed AMCO that ClariVest would be completing a long-planned leadership and ownership transition in which Eagle, a subsidiary of Raymond James Financial, Inc. and current owner of 45% of ClariVest's equity interests, would be acquiring the remaining 55% of ClariVest's equity interests from ClariVest's employees, so that Eagle would be the sole owner of 100% of ClariVest (Change of Control). The Change of Control occurred as anticipated on April 1, 2019.

WHAT ARE THE KEY PROVISIONS OF THE NEW SUBADVISORY AGREEMENT?

Under the New Subadvisory Agreement, AMCO continues to employ ClariVest, in addition to Wellington Management Company LLP, and Granahan Investment Management, Inc. (GIMI), the Fund's other current subadvisers, to manage a portion of the day-to-day investment of the Fund's assets consistent with the Fund's investment objective, policies, and restrictions. Subject to supervision and monitoring by AMCO, and the oversight of the Fund's Board, ClariVest is responsible for managing its portion of the Fund using a small capitalization growth strategy that focuses on investing in companies that ClariVest believes are entering into or seeking to extend a fundamental growth cycle.

Any description of the New Subadvisory Agreement set forth herein is qualified in its entirety by the terms of the New Subadvisory Agreement, which is attached as Exhibit A.

WHEN DID THE NEW SUBADVISORY AGREEMENT TAKE EFFECT AND UNDER WHAT CIRCUMSTANCES MAY IT BE TERMINATED?

The New Subadvisory Agreement took effect on April 1, 2019, and will remain in effect for an initial two-year period ending on March 31, 2021. Thereafter, the New Subadvisory Agreement may be continued for successive years, provided that it is specifically approved at least annually by a vote of a majority of the Board members who are not "interested persons," as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (1940 Act), of the Fund (Independent Trustees) and by a majority of all Board members. The Fund may terminate the New Subadvisory Agreement, without penalty, by a vote of a majority of the Independent Trustees or by vote of a majority of the Fund's outstanding shares, without penalty, on not more than 60 days' written notice to AMCO and ClariVest. AMCO may at any time terminate the New Subadvisory Agreement, without penalty, by written notice to ClariVest. ClariVest may terminate the New Subadvisory Agreement, without penalty, by not less than 90 days' written notice to AMCO. The New Subadvisory Agreement automatically will terminate without penalty in the event of its "assignment" as that term is defined in the 1940 Act.

WILL THE FUND'S TOTAL EXPENSES CHANGE AS A RESULT OF THE NEW SUBADVISORY AGREEMENT WITH CLARIVEST?

No, the New Subadvisory Agreement will not affect the Fund's total expense ratio. AMCO (not the Fund) pays a fee to ClariVest for its services under the New Subadvisory Agreement.

WILL THE FUND'S INVESTMENT OBJECTIVE OR INVEST- MENT STRATEGIES CHANGE AS A RESULT OF THE NEW SUBADVISORY AGREEMENT WITH CLARIVEST?

No, the Fund's investment objective will remain the same. ClariVest is responsible for managing its portion of the Fund using a small capitalization growth strategy that focuses on investing in companies that ClariVest believes are entering into or seeking to extend a fundamental growth cycle.

WHAT INFORMATION DID THE BOARD CONSIDER PRIOR

TO APPROVING THE NEW SUBADVISORY AGREEMENT WITH CLARIVEST?

At a meeting held on March 1, 2019, the Board, including the Independent Trustees, approved the New Subadvisory Agreement with ClariVest. With respect to the approval of the New Subadvisory Agreement, the Board was advised of the terms of the Change of Control. The Change of Control, which became effective on April 1, 2019, constituted an "assignment," as the term is defined in Section 2(a)(4) of the 1940 Act, of the Old Subadvisory Agreement with ClariVest. The Board was advised that, as required by the 1940 Act, the Old Subadvisory Agreement with ClariVest provided for its automatic termination upon such assignment.

In advance of the meeting, the Board received and considered a variety of information relating to the New Subadvisory Agreement and

ClariVest, and was given the opportunity to ask questions and request additional information from management. Prior to voting, the Independent Trustees reviewed the New Subadvisory Agreement with management and with experienced independent counsel and received materials from such counsel discussing the legal standards for their consideration of the New Subadvisory Agreement. The Independent Trustees also reviewed the New Subadvisory Agreement in private sessions with their counsel at which no representatives of management were present.

In approving the Fund's New Subadvisory Agreement with ClariVest, the Board considered various factors, among them: (i) the nature, extent, and quality of services to be provided to the Fund by ClariVest, including the personnel that will be providing services; (ii) compensation and any other benefits that will be derived from the subadvisory relationship by ClariVest; (iii) comparisons of fees charged by ClariVest to other clients and performance of the strategy to be used by ClariVest for the Fund as compared to an applicable benchmark and to comparable investment companies; and (iv) the terms of the New Subadvisory Agreement. The Board's analysis of these factors is set forth below. In considering the New Subadvisory Agreement, the Board took into account information and materials that the Board had received and considered in connection with its approval of the Old Subadvisory Agreement with ClariVest in April 2018. That approval, on which the Board voted at its meeting held in person on April 18, 2018, followed a lengthy process during which the Board considered a variety of factors, including, for example, the experience and qualifications of ClariVest personnel, the Fund's performance and expenses, and ClariVest's compliance program. The Board again considered these factors in connection with its approval of the New Subadvisory Agreement at its meeting held in person on March 1, 2019. The Board's analysis of these factors is set forth below.

Nature, Extent, and Quality of Services To Be Provided; Investment Personnel. In considering the nature, extent and quality of the services to be provided by ClariVest, the Board reviewed information provided by ClariVest relating to its operations and management. The Board considered ClariVest's level of knowledge and investment style. The Board reviewed the experience and credentials of the investment personnel who would be responsible for managing the investment of portfolio securities with respect to the Fund and ClariVest's level of staffing. The Board reviewed information regarding ClariVest's brokerage practices. The Board also considered ClariVest's regulatory and compliance history. The Board also took into account ClariVest's risk management and cybersecurity processes. The Board noted that AMCO's monitoring processes of ClariVest would include: (i) regular telephonic meetings to discuss, among other matters, investment strategies and to review portfolio performance; (ii) monthly portfolio compliance checklists and quarterly compliance certifications to the Board; and (iii) periodic due diligence reviews of ClariVest.

Subadviser Compensation. In considering the cost of services to be provided by ClariVest and the profitability to ClariVest of its relationship with the Fund, the Board noted that the fees under the New Subadvisory Agreement would be paid by AMCO. The Board also relied on the ability of AMCO to negotiate the New Subadvisory Agreement and the fees thereunder at arm's length. Because subadvisory fees are paid by AMCO and not by the Fund, the Board determined that the costs of the services to be provided by ClariVest and the profitability of ClariVest were not a material factor in their deliberations with respect to the approval of the New Subadvisory Agreement. For similar reasons, the Board also concluded that the potential for economies of scale in ClariVest's management of the Fund were not a material factor in approving the New Subadvisory Agreement, although the Board noted that the proposed subadvisory fee contains breakpoints.

Subadvisory Fees and Fund Performance. The Board considered the subadvisory fees for the Fund in comparison to the fees that ClariVest charges to comparable clients. The Board considered that the Fund pays a management fee to AMCO and that, in turn, AMCO will pay a subadvisory fee to ClariVest. The Board took into account that the advisory fees paid by the Fund would not change. The Board noted that the subadvisory fee payable to ClariVest under the Old Subadvisory Agreement is identical to the fee proposed to be paid to ClariVest under the New Subadvisory Agreement.

Conclusion. The Board reached the following conclusions regarding the New Subadvisory Agreement, among others: (i) ClariVest is qualified to manage the Fund's assets in accordance with its investment objectives and policies; (ii) ClariVest maintains an appropriate compliance program; (iii) the performance of comparable funds managed by ClariVest is satisfactory; and (iv) the subadvisory fee to be charged by ClariVest is reasonable in relation to those of similar funds and to the services to be provided by ClariVest. Based in its conclusions, the Board determined that approval of the New Subadvisory Agreement would be in the best interests of the Fund and its shareholders. As a result, the Board, including the Independent Trustees, voted to approve the New Subadvisory Agreement with ClariVest.

In addition, on November 6, 2018, United Services Automobile Association (USAA), the parent company of AMCO, and USAA Transfer Agency Company, d/b/a USAA Shareholder Account Services (SAS), the transfer agent to the Fund, announced that AMCO and SAS would be acquired by Victory Capital Holdings, Inc. (Victory Holdings), a global investment management firm headquartered in Cleveland, Ohio (the Transaction). The closing of the Transaction is expected to be completed on July 1, 2019, pending satisfaction of certain closing conditions and approvals.

In connection with the Transaction, on January 15, 2019, the Board, including the Independent Trustees, approved the investment advisory agreement (Victory Agreement) between the Trust, on behalf of the Fund, and Victory Capital Management Inc. (Victory Capital), an independent investment management company and wholly-owned subsidiary of Victory Holdings, effective upon the closing of the Transaction. A discussion regarding the basis of the Board's approval of the Victory Agreement is available in the Fund's semiannual report to shareholders for the period ended January 21, 2019.

A special shareholder meeting was held on April 18, 2019, at which shareholders of the Fund approved the Victory Agreement. The Victory Agreement will become effective upon the closing of the Transaction. Shareholders of the Fund also elected the following two new directors to the Board of the Trust to serve upon the closing of the Transaction: (1) David C. Brown, to serve as an Interested Trustee; and (2) John C. Walters, to serve as an Independent Trustee.

WHAT GENERAL INFORMATION IS AVAILABLE ABOUT CLARIVEST?

ClariVest is located at 3611 Valley Centre Drive, Suite 100, San Diego, CA 92130. ClariVest is a registered investment adviser under the Investment Advisers Act of 1940, as amended, with the SEC. Founded in 2006, ClariVest is investment boutique managing domestic and international equity portfolios primarily for institutional clients. As of April 30, 2019, the firm managed $7.6 billion in assets.

WHO ARE THE DIRECTORS AND PRINCIPAL EXECUTIVE OFFICERS OF CLARIVEST AND EAGLE?

The names and principal occupations of the current directors and principal executive officer of ClariVest are set forth as follows:

Director/Officer	Principal	Office Location
Occupation

Jeff A. Jacobson	Chief Financial	3611 Valley Centre
	Officer, Chief	Drive, Suite 100
	Operations Officer	San Diego, CA
92130

6

Tiffany Ann Ayres	President, General	3611 Valley Centre
	Counsel and Chief	Drive, Suite 100
	Compliance Officer	San Diego, CA
92130

David Raymond	Chief Investment	3611 Valley Centre
Vaughn	Officer (Non-U.S.	Drive, Suite 100
	and Global	San Diego, CA
	Strategies) and Lead	92130
Portfolio Manager

Todd Nathan	Chief Investment	3611 Valley Centre
Wolter	Officer (U.S. and	Drive, Suite 100
	Alternatives	San Diego, CA
	Strategies) and Lead	92130
Portfolio Manager

Eric Wilwant	Eagle Asset	880 Carillon
	Management, Inc.,	Parkway
	Chief Operating	St. Petersburg, FL
	Officer	33716

J. Cooper Abbott	Eagle Asset	880 Carillon
	Management, Inc.,	Parkway
	President	St. Petersburg, FL
33716

Court James	Eagle Asset	880 Carillon
	Management, Inc.,	Parkway
	Executive Vice	St. Petersburg, FL
	President	33716

Aaron Ochstein	Eagle Asset	880 Carillon
	Management, Inc.,	Parkway
	Head of Global	St. Petersburg, FL
	Sales	33716

During the last five fiscal years, no director or officer of ClariVest has engaged in any other business, profession, vocation, or employment of a substantial nature other than that of the business of investment management and, through affiliates, investment banking.

DOES CLARIVEST OR ANY OF ITS AFFILIATES PROVIDE ANY ADDITIONAL SERVICES TO THE FUND?

No.

WHAT WILL AMCO PAY CLARIVEST FOR ITS SUBADVISORY SERVICES?

ClariVest will charge AMCO 0.47% on the first $125 million of average daily net assets under management, 0.45% on next $125 million of average daily net assets, and 0.43% over $250 million of average daily net assets.

DOES CLARIVEST ACT AS ADVISER FOR SIMILAR FUNDS?

No.

NAME AND ADDRESS OF

THE FUND'S INVESTMENT ADVISER,

PRINCIPAL UNDERWRITER, AND ADMINISTRATOR

AMCO, located at 9800 Fredericksburg Road, San Antonio, TX 78288, is the Fund's investment adviser and administrator. USAA Investment Management Company, located at 9800 Fredericksburg Road, San Antonio, TX 78288, is the Fund's principal underwriter.

SHARES OWNED

As of April 30, 2019, there were 96,172,955 shares of the Fund outstanding. The following persons were known to own of record or beneficially 5% or more of the outstanding shares of the share class and Fund indicated:

Title of	Name of Address of	Percent
Class	Record Owner	of Class

Small Cap	National Financial	32.26%
Stock Fund	499 Washington Blvd
Shares	Jersey City, NJ 07310

Small Cap	National Financial	57.03%
Stock Fund	499 Washington Blvd
Institutional	Jersey City, NJ 07310
Shares

Small Cap	Mac & Co	35.13%
Stock Fund	PO Box 3198,
Institutional	525 William Penn Place
Shares	Pittsburgh, PA 15230-3198

FINANCIAL INFORMATION

THE FUND, WITHOUT CHARGE, WILL FURNISH TO YOU UPON REQUEST A COPY OF THE FUND'S ANNUAL REPORT FOR ITS MOST RECENT FISCAL YEAR AND A COPY OF ITS SEMIANNUAL REPORT FOR ANY SUBSEQUENT SEMIANNUAL PERIOD. SUCH REQUEST MAY BE DIRECTED TO USAA ASSET MANAGEMENT COMPANY, 9800 FREDERICKSBURG ROAD, SAN ANTONIO, TEXAS 78288 OR

(800) 531-8722.

HOUSEHOLDING

Each household will receive a single copy of this Information Statement even if you or a family member own more than one account in the Fund. For many of you, this eliminates duplicate copies and saves paper and postage costs to the Fund. However, if you would like to receive an individual copy of this Information Statement, please call us toll free at (800) 531-USAA (8722) or contact us at 9800 Fredericksburg Road, San Antonio, Texas 78288, and we will send you an individual copy.

Exhibit A

INVESTMENT SUBADVISORY AGREEMENT

AGREEMENT made as of the March 27, 2019, (the Effective Date) between USAA ASSET MANAGEMENT COMPANY, a corporation organized under the laws of the state of Delaware and having its principal place of business in San Antonio, Texas (AMCO) and ClariVest Asset Management LLC, a limited liability company organized under the laws of the state of Delaware and having its principal place of business in San Diego, CA (ClariVest).

WHEREAS, AMCO serves as the investment adviser to USAA Mutual Funds Trust, a statutory trust organized under the laws of the state of Delaware (the Trust) and registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the 1940 Act); and

WHEREAS, under its Investment Advisory Agreement with the Trust (Investment Advisory Agreement), AMCO is authorized to appoint subadvisers for series of the Trust (each a Fund, or collectively Funds); and

WHEREAS, AMCO wishes to retain ClariVest to render investment advisory services to such Fund (or portions thereof) as now or hereafter may be identified in Schedule A to this Agreement, as such Schedule A may be amended from time to time (each such Fund or portion thereof referred to herein as a Fund Account and collectively as Fund Accounts); and

WHEREAS, ClariVest is willing to provide such services to the Fund Accounts and AMCO upon the terms and conditions and for the compensation set forth below;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, it is agreed between the parties hereto as follows:

1.Appointment of ClariVest. AMCO hereby appoints ClariVest to act as an investment adviser for each Fund Account in accordance with the terms and conditions of this Agreement. ClariVest will be an independent contractor and will have no authority to act for or represent the Trust or AMCO in any way or otherwise be deemed an agent of the Trust or AMCO except as expressly authorized in this Agreement or another writing by the Trust, AMCO and

ClariVest. ClariVest accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

2.Duties of ClariVest.

(a)Authority to Invest. Subject to the control and supervision of AMCO and the Trust's Board of Trustees (the Board), ClariVest, at its own expense, shall have full discretion to manage, supervise, and direct the investment and reinvestment of Fund Accounts allocated to it by AMCO from time to time. It is understood that a Fund Account may consist of all, a portion of, or none of the assets of the Fund, and that AMCO has the right to allocate and reallocate such assets to a Fund Account at any time. AMCO shall provide ClariVest with reasonable written notice of such allocations and reallocations. ClariVest shall perform its duties described herein in a manner consistent with the investment objective, policies, and restrictions set forth in the then current Prospectus and Statement of Additional Information (SAI) for each Fund. Should ClariVest anticipate materially modifying its investment process, it must provide written notice in advance to AMCO, and any affected Prospectus and SAI should be amended accordingly.

For each Fund set forth on Schedule A to this Agreement, ClariVest shall provide investment advice only with respect to the discrete portion of the Fund's portfolio allocated to it by AMCO from time to time and shall not consult with any other subadviser of such Fund concerning transactions for the Fund in securities or other assets

With respect to the management of each Fund Account pursuant to this Agreement, ClariVest shall determine what investments shall be purchased, held, sold or exchanged by each Fund Account and what portion, if any, of the assets of each Fund Account shall be held in cash or cash equivalents, and purchase or sell portfolio securities for each Fund Account; except that, to the extent ClariVest wishes to hold cash or cash equivalents in excess of 10% of a Fund Account's assets, ClariVest must request in writing and receive advance permission from AMCO.

In accordance with Subsection (b) of this Section 2, ClariVest shall arrange for the execution of all orders for the purchase and sale of securities and other investments for each Fund Account and will exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales, or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales, or other transactions.

In the performance of its duties, ClariVest will act in the best interests of each Fund and will comply with (i) applicable laws and regulations, including, but not limited to, the 1940 Act and the Investment Advisers Act of 1940, as amended (Advisers Act), and the rules under each, (ii) the terms of this Agreement, (iii) the stated investment objective, policies and restrictions of each Fund, as stated in the then-current Registration Statement of each Fund, (iv) the Trust's compliance procedures and other policies, procedures or guidelines as the Board or AMCO reasonably may establish from time to time, (v) the provisions of the Internal Revenue Code of 1986, as amended (Code), applicable to "regulated investment companies" (as defined in Section 851 of the Code), as from time to time in effect, and (vi) the written instructions of AMCO. ClariVest shall establish compliance procedures reasonably calculated to ensure compliance with the foregoing. AMCO shall be responsible for providing ClariVest with the Trust's Master Trust Agreement, as amended and supplemented, the Trust's By-Laws and amendments thereto and current copies of the materials specified in Subsections (a)(iii) and (iv) of this Section 2. AMCO shall provide ClariVest with prior written notice of any material changes to the Trust's Registration Statement, the Trust's compliance procedures and other policies, procedures or guidelines as the Board or AMCO reasonably may establish from time to time, that would affect ClariVest 's management of a Fund Account.

(b)Portfolio Transactions. In connection with the management of the investment and reinvestment of the Fund Accounts' assets, ClariVest will select the brokers or dealers that will execute purchase and sale transactions for the Fund Accounts, subject to the conditions herein. In the selection of broker- dealers and the placement of orders for the purchase and sale of portfolio investments for the Fund Accounts, ClariVest shall use its best efforts to obtain for the Fund Accounts the best execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain the best execution available, ClariVest , bearing in mind each Fund's best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission and dealer's spread or mark-up, the timing of the transaction taking into account market prices and trends, the reputation, experience, and financial stability of the broker-dealer involved, the general execution and operational facilities of the broker-dealer and the quality of service rendered by the broker-dealer in other transactions.

Subject to such policies as the Board has determined and have been provided to ClariVest , and to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934 (Exchange Act), ClariVest shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Fund Account to pay a broker-dealer that provides brokerage and research services to ClariVest an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer offering equally good execution capability in the portfolio investment would have charged for effecting that transaction if ClariVest determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or ClariVest's overall responsibilities with respect to the Fund and to other clients of ClariVest as to which ClariVest exercises investment discretion. The Board or AMCO may direct ClariVest in writing, subject to ClariVest's agreement and its reasonable belief that it can seek to obtain best execution in following such direction, to effect transactions in portfolio securities through broker-dealers in a manner that will help generate resources to pay the cost of certain expenses that the Trust is required to pay or for which the Trust is required to arrange payment.

On occasions when ClariVest deems the purchase or sale of a security to be in the best interest of a Fund as well as other clients of ClariVest, ClariVest, to the extent permitted by applicable laws and regulations, may aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by ClariVest in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its other clients over time.

ClariVest may buy securities for a Fund Account at the same time it is selling such securities for another client account and may sell securities for a Fund Account at the time it is buying such securities for another client account. In such cases, subject to applicable legal and regulatory requirements, and in compliance with such procedures of the Trust as may be in effect from time to time, ClariVest may effectuate cross transactions between a Fund Account and such other account if it deems this to be advantageous.

ClariVest will advise the Funds' custodian or such depository or agents as may be designated by the custodian and AMCO promptly of each purchase and sale of a portfolio security, specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, the commission and gross or net price, the trade date and settlement date, the identity of the effecting broker or dealer and any other pertinent data that the Funds' custodian may need to settle a security's purchase or sale. ClariVest shall not have possession or custody of any Fund's investments. The Trust shall be responsible for all custodial agreements and the payment of all custodial charges and fees and, upon ClariVest giving proper instructions to the custodian, ClariVest shall have no responsibility or liability for the acts, omissions or other conduct of the custodian, depository, or other agent designated by the custodian and AMCO.

Notwithstanding the foregoing, ClariVest agrees that AMCO shall have the right by written notice to identify securities that may not be purchased on behalf of any Fund and/or brokers and dealers through which portfolio transaction on behalf of the Fund may not be effected, including, without limitation, brokers or dealers affiliated with AMCO. ClariVest shall refrain from purchasing such securities for a Fund Account or directing any portfolio transaction to any such broker or dealer on behalf of a Fund Account, unless and until the written approval of AMCO to do so is obtained. In addition, ClariVest agrees that it shall not direct portfolio transactions for the Fund Accounts through any broker or dealer that is an "affiliated person" (as that term is defined in the 1940 Act or interpreted under applicable rules and regulations of the Securities and Exchange Commission (the Commission)) of ClariVest, except as permitted under the 1940 Act. AMCO agrees that it will provide ClariVest with a list of brokers and dealers that are affiliated persons of the Funds, or affiliated persons of such persons, and shall timely update that list as the need arises. The Funds agree that any entity or person associated with AMCO or ClariVest that is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Funds that is permitted by Section 11(a) of the Exchange Act, and the Funds consent to the retention of compensation for such transactions.

(c)Expenses. ClariVest, at its expense, will furnish all necessary facilities and personnel, including salaries, expenses and fees of any personnel required for them to faithfully perform their duties under this Agreement and administrative facilities, including bookkeeping, and all equipment and services necessary for the efficient conduct of ClariVest's duties under this Agreement. However, ClariVest shall not be obligated to pay any expenses of AMCO, the Trust or the Funds, including without limitation, interest and taxes, brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments for the Funds and custodian fees and expenses.

(d)Valuation. Securities traded on a national securities exchange or the NASDAQ market for which market quotes are readily available are valued on each day the New York Stock Exchange is open for business. For those securities for which market quotes are not readily available, ClariVest, at its expense, will provide reasonable assistance to AMCO regarding the valuation of securities that are the subject of a significant event, not registered for public sale, not traded on any securities markets, or otherwise deemed illiquid for purposes of the 1940 Act. The parties acknowledge that AMCO is responsible for final pricing determinations and calculations, and that ClariVest will take such reasonable steps as necessary to assist AMCO in reaching such pricing determinations for Fund Account securities. ClariVest also shall monitor for "significant events" that occur after the closing of a market but before the Funds calculate their net asset values and that may affect the valuation of any Fund Account's portfolio securities and shall notify AMCO immediately of the occurrence of any such events.

(e)Reports and Availability of Personnel. ClariVest, at its expense, shall render to the Board and AMCO such periodic and special reports as the Board and AMCO may reasonably request with respect to matters relating to the duties of ClariVest set forth herein. ClariVest, at its expense, will make available to the Board and AMCO at reasonable times its portfolio managers and other appropriate personnel in order to review investment policies of the Funds and to consult with the Board and AMCO regarding the investment affairs of the Funds, including economic, statistical and investment matters relevant to ClariVest's duties hereunder.

(f)Compliance Matters. ClariVest, at its expense, will provide AMCO with such compliance reports relating to its duties under this Agreement as may be agreed upon by such parties from time to time. ClariVest also shall cooperate with and provide reasonable assistance to AMCO, the Trust's administrator, the Trust's custodian and foreign custodians, the Trust's transfer agent and pricing agents and all other agents and representatives of the Trust and AMCO, keep all such persons fully informed as to such matters as ClariVest may reasonably deem necessary to the performance of their obligations to the Trust and

AMCO, provide prompt responses to reasonable requests made by such persons and maintain any appropriate interfaces with each so as to promote the efficient exchange of information.

(g)Books and Records. ClariVest will maintain for the Funds all books and records required to be maintained by the Funds pursuant to the 1940 Act and the rules and regulations promulgated thereunder insofar as such records relate to the investment affairs of the Fund Accounts. Pursuant to Rule 31a-3 under the 1940 Act, ClariVest agrees that: (i) all records it maintains for a Fund Account are the property of the Fund; (ii) it will surrender promptly to a Fund or AMCO any such records (or copies of such records) upon the Fund's or AMCO's request; and

(iii)it will preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records it maintains for any Fund Account. Notwithstanding subsection (ii) above, ClariVest may maintain copies of such records to comply with its recordkeeping obligations.

(h)Proxies; Legal Proceedings. Unless and until ClariVest is otherwise directed by AMCO or the Board, AMCO will vote proxies with respect to a Fund Account's securities in accordance with AMCO's proxy voting guidelines. ClariVest is not responsible for acting or advising AMCO regarding any legal proceedings, including bankruptcies or class actions, involving the securities held in a Fund Account and the issuers of those securities

3.Advisory Fee. AMCO shall pay to ClariVest as compensation for ClariVest's services rendered pursuant to this Agreement a fee based on the average daily net assets of each Fund Account at the annual rates set forth in Schedule B, which schedule can be modified from time to time, subject to any appropriate approvals required by the 1940 Act. Such fees shall be calculated daily by AMCO and payable monthly in arrears within fifteen (15) business days after the end of such month. AMCO (and not the Funds) shall pay such fees. If ClariVest shall serve for less than the whole of a month, the compensation as specified shall be prorated based upon the number of calendar days during which this Agreement is in effect during such month, and the fee shall be computed based upon the average daily net assets of a Fund Account for such days.

ClariVest agrees that if (i) it provides investment advisory services substantially similar to the services provided to a Fund Account to any other registered, open-end management investment company (or series thereof) with a substantially similar investment mandate and with assets under management equal to or less than the assets of the Fund Account under management by ClariVest (the Substantially Similar Services) and (ii) ClariVest charges a lower fee for providing the Substantially Similar Services than it charges with respect to the Fund Account, then ClariVest shall reduce its fee with respect to the Fund Account so that it is equal to or less than the fee charged for providing the Substantially Similar Services on a going forward basis starting immediately.

4.Representations And Warranties.

(a)ClariVest. ClariVest represents and warrants to AMCO that

(i) the retention of ClariVest by AMCO as contemplated by this Agreement is authorized by ClariVest's governing documents; (ii) the execution, delivery and performance of this Agreement does not violate any obligation by which ClariVest or its property is bound, whether arising by contract, operation of law or otherwise; (iii) this Agreement has been duly authorized by appropriate action of ClariVest and when executed and delivered by ClariVest will be a legal, valid and binding obligation of ClariVest, enforceable against ClariVest in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law); (iv) ClariVest is registered as an investment adviser under the Advisers Act; (v) ClariVest has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and that ClariVest and certain of its employees, officers, partners and directors are subject to reporting requirements thereunder and, accordingly, agrees that it shall, on a timely basis, furnish a copy of such code of ethics to AMCO, and, with respect to such persons, ClariVest shall furnish to AMCO all reports and information provided under Rule 17j-1(c)(2); (vi) ClariVest is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (vii) ClariVest will promptly notify AMCO of the occurrence of any event that would disqualify ClariVest from serving as investment manager of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise; (viii) ClariVest has provided AMCO with a copy of its Form ADV, which as of the date of this Agreement is its Form ADV as most recently filed with the SEC, and promptly will furnish a copy of all amendments to AMCO at least annually; (ix) ClariVest will notify AMCO of any "assignment" (as defined in the 1940 Act) of this Agreement or change of control of ClariVest, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of any Fund Account or senior management of ClariVest, in each case prior to or promptly after, such change; and (x) ClariVest has adequate disaster recovery and interruption prevention measures to ensure business resumption in accordance with applicable law and within industry standards. ClariVest makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Fund, whether on a relative or absolute basis.

(b)AMCO. AMCO represents and warrants to ClariVest that (i) the retention of ClariVest by AMCO as contemplated by this Agreement is authorized by the respective governing documents of the Trust and AMCO; (ii) the execution, delivery and performance of each of this Agreement and the Investment Advisory Agreement does not violate any obligation by which the Trust or AMCO or their respective property is bound, whether arising by contract, operation of law or otherwise; (iii) each of this Agreement and the Investment Advisory Agreement has been duly authorized by appropriate action of the Trust and AMCO and when executed and delivered by AMCO will be a legal, valid and binding obligation of the Trust and AMCO, enforceable against the Trust and AMCO in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law); (iv) AMCO is registered as an investment adviser under the Advisers Act; (v) AMCO has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and that AMCO and certain of its employees, officers and directors are subject to reporting requirements thereunder; (vi) AMCO is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (vii) AMCO will promptly notify ClariVest of the occurrence of any event that would disqualify AMCO from serving as investment manager of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise; and (viii) AMCO and/or its affiliates have adopted and use their best efforts to enforce their policies to identify and prevent investors in the Fund from market timing the purchase and sale of the Fund's shares or engaging in arbitrage activity to the detriment of long-term investors in the Fund. AMCO acknowledges receipt of ClariVest's Privacy Notice and Form ADV Parts 1, 2A and 2B.

5.Liability and Indemnification.

(a)ClariVest. ClariVest shall be liable for any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which the Trust, a Fund, AMCO, any affiliated persons thereof

(within the meaning of the 1940 Act) and any controlling persons thereof (as described in Section 15 of the Securities Act of 1933, as amended (the 1933 Act)) (collectively, AMCO Indemnities) may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of (i) any negligence, willful misconduct, bad faith or reckless disregard by ClariVest in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Prospectus and SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Funds or the omission to state therein a material fact known to ClariVest which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to AMCO or the Trust by ClariVest Indemnities (as defined below) for use therein. ClariVest shall indemnify and hold harmless the AMCO Indemnities for any and all such losses, claims, damages, liabilities, or litigation (including reasonable legal and other expenses); provided, however, that in no case is ClariVest's indemnity hereunder deemed to protect a person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in performance of its duties under this Agreement or the Investment Advisory Agreement with the Trust.

(b)AMCO. AMCO shall be liable for any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which ClariVest , any affiliated persons thereof (within the meaning of the 1940 Act) and any controlling persons thereof (as described in Section 15 of the 1933 Act) (collectively, ClariVest Indemnities) may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of (i) any negligence, willful misconduct, bad faith or reckless disregard by AMCO in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Prospectus and SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Funds or the omission to state therein a material fact known to AMCO which was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished by ClariVest or ClariVest Indemnitiees in writing to AMCO or the Trust. AMCO shall indemnify and hold harmless ClariVest Indemnities for any and all such losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses); provided, however, that in no case is AMCO's indemnity hereunder deemed to protect a person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties under this Agreement.

6.Duration and Termination of this Agreement. This Agreement shall become effective with respect to a Fund upon its execution; provided, however, that this Agreement shall not become effective with respect to a Fund unless it has first been approved in the manner required by the 1940 Act and rules thereunder or in accordance with exemptive or other relief granted by the SEC or its staff. This Agreement shall remain in full force and effect continuously thereafter, except as follows:

(a)By vote of a majority of (i) the Board members who are not "interested persons" (as defined in the 1940 Act) of the Funds, AMCO, or ClariVest (Independent Board Members) or (ii) the outstanding voting shares of a Fund, such Fund may at any time terminate this Agreement, without the payment of any penalty, by providing not more than sixty (60) days' written notice delivered or mailed by registered mail, postage prepaid, to AMCO and ClariVest.

(b)This Agreement will terminate automatically with respect to a Fund, without the payment of any penalty, unless within two years after its initial effectiveness and at least annually thereafter, the continuance of the Agreement is specifically approved by (i) the Board or the shareholders of the Fund by the affirmative vote of a majority of the outstanding shares of the Fund, and (ii) a majority of the Independent Board Members, by vote cast in person at a meeting called for the purpose of voting on such approval. If the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance as provided herein, ClariVest may continue to serve hereunder in a manner consistent with the 1940 Act and the rules thereunder.

(c)AMCO may at any time terminate this Agreement with respect to a Fund, without the payment of any penalty, by written notice delivered in person or by facsimile, or mailed by registered mail, postage prepaid, to ClariVest. ClariVest may at any time, without the payment of any penalty, terminate this Agreement with respect to a Fund by not less than ninety (90) days' written notice delivered or mailed by registered mail, postage prepaid, to AMCO.

(d)This Agreement automatically and immediately shall terminate with respect to the Funds, without the payment of any penalty, in the event of its assignment (as that term is defined in the 1940 Act or interpreted under applicable rules and regulations of the Commission) or if the Investment Advisory Agreement shall terminate for any reason.

(e)Any notice of termination served on ClariVest by AMCO shall be without prejudice to the obligation of ClariVest to complete transactions already initiated or acted upon with respect to a Fund.

Upon termination of this Agreement, the duties of AMCO delegated to ClariVest under this Agreement automatically shall revert to AMCO. Notwithstanding any termination of this Agreement with respect to a Fund, Sections 5, 10(a), 10(e), 11(a), and 11(c) of this Agreement shall remain in effect after any such termination.

7.Amendment of Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective until approved in the manner required by the 1940 Act, any rules thereunder or any exemptive or other relief granted by the SEC or its staff (Applicable Law).

8.Approval, Amendment, or Termination by Individual Fund. Any approval, amendment, or termination of this Agreement by the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of any Fund shall be effective to continue, amend or terminate this Agreement with respect to any such Fund notwithstanding (i) that such action has not been approved by the holders of a majority of the outstanding voting securities of any other Fund affected thereby, and/or (ii) that such action has not been approved by the vote of a majority of the outstanding voting securities of the Trust, unless such action shall be required by any applicable law or otherwise.

9.Services Not Exclusive. The services of ClariVest to AMCO in connection with the Funds hereunder are not to be deemed exclusive, and ClariVest shall be free to render investment advisory services to others so long as its services hereunder are not impaired thereby. It is understood that the persons employed by ClariVest to assist in the performance of its duties hereunder will not devote their full time to such services and nothing contained herein shall be deemed to limit or restrict in any manner whatsoever the right of ClariVest to engage in or devote time and attention to other businesses or to render services of whatever kind or nature. It is understood that AMCO may appoint at any time in accordance with Applicable Law one or more subadvisers, in addition to ClariVest, or AMCO itself, to perform investment advisory services to any portion of the Funds.

10.Additional Agreements.

(a)Access to Information. ClariVest shall, upon reasonable notice, afford AMCO at all reasonable times access to ClariVest's officers, employees, agents and offices and to all its relevant books and records and shall furnish AMCO with all relevant financial and other data and information as requested; provided, however, that nothing contained herein shall obligate ClariVest to provide AMCO with access to the books and records of ClariVest relating to any other accounts other than the Funds.

(b)Confidentiality. All information and advice furnished by one party to the other party (including their respective officers, employees and authorized representatives) shall be treated confidentially and as proprietary information. Each party will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the other party, which approval shall not be unreasonably withheld and may not be withheld where a party may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the other party. Notwithstanding the foregoing, no approval is required in the case of routine, periodic reports required by law or regulation to be filed with a governmental or regulatory authority in the ordinary course or in the case of records and information provided to any regulator in the course of routine examinations of a party's books and records, except that ClariVest shall notify AMCO of such regulatory or ordinary course request, prior to the provision of such information so as to allow AMCO to respond appropriately. Moreover, each party shall be permitted to disclose confidential information received hereunder as necessary to broker- dealers, for the purpose of efficient trading and receipt of relevant research, and attorneys, auditors, and other service providers who are subject to duties of confidentiality, including a duty not to trade on non-public information, imposed by law or agreement.

(c)Privacy Policy. ClariVest acknowledges that nonpublic customer information (as defined in Regulation S-P, including any amendments thereto) of customers of the Funds received from AMCO, if any, is subject to the limitations on redisclosure and reuse set forth in Section 248.11 of such

Regulation, and agrees such information (i) shall not be disclosed to any third party for any purpose without the written consent of AMCO unless permitted by exceptions set forth in Sections 248.14 or 248.15 of such Regulation and (ii) shall be safeguarded pursuant to procedures adopted under Section 248.30 of such Regulation if so required. Notwithstanding the preceding and Section 10(b), ClariVest may, upon prior written permission, disclose AMCO's and the Fund's name in marketing materials as part of a representative client list. AMCO may at any time withdraw its consent to the use and disclosure of its name and the Fund's name.

(d)Public Announcements. No party shall issue any press release or otherwise make any public statements with respect to the matters covered by this Agreement without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld; provided, however, that consent shall not be required if, in the opinion of counsel, such disclosure is required by law; provided further, however, that the party making such disclosure shall provide the other parties hereto with as much prior written notice of such disclosure as is practical under the circumstances.

(e)Notifications. ClariVest agrees that it will promptly notify AMCO in the event that: (i) ClariVest becomes the subject of an administrative proceeding or enforcement action by the Commission or other regulatory body with applicable jurisdiction or (ii) to the best of ClariVest's knowledge, any affiliate of ClariVest becomes the subject of an administrative proceeding or enforcement action by the Commission or other regulatory body with applicable jurisdiction that ClariVest reasonably expects could have a material adverse effect upon the ability of ClariVest to perform its duties under this Agreement.

(f)Insurance. ClariVest agrees to maintain errors and omissions or professional liability insurance coverage in an amount that is reasonable in light of the nature and scope of ClariVest's business activities.

(g)Shareholder Meeting and Other Expenses. In the event that the Trust shall be required to call a meeting of shareholders or send an information statement or prospectus supplement to shareholders solely due to actions involving ClariVest, including, without limitation, a change of control of ClariVest or a portfolio manager change, ClariVest shall bear all reasonable expenses associated with such shareholder meeting, information statement, or prospectus supplement.

11.Miscellaneous.

(a)Notices. All notices or other communications given under this Agreement shall be made by guaranteed overnight delivery, certified mail, or electronic mail; notice is effective when received. Notice shall be given to the parties at the following addresses:

AMCO:	USAA Asset Management Company
9800 Fredericksburg Road, A-O3-W
San Antonio, Texas 78288
Facsimile No.: (210) 498-0083
Attention: FASG Counsel
ClariVest:	ClariVest Asset Management LLC
3611 Valley Centre Drive, Suite 100
San Diego, CA 92130
Facsimile No.: (858) 480-2441
Attention: General Counsel, Chief Compliance Officer
e-mail: compliance@clarivest.com

(b)Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

(c)Governing Law. This Agreement shall be construed in accordance with the laws of the state of Texas, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the state of Texas conflict with the applicable provisions of the 1940 Act, the latter shall control.

(d)Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e)Headings. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(f)Entire Agreement. This Agreement states the entire agreement of the parties hereto, and is intended to be the complete and exclusive statement of the terms hereof. It may not be added to or changed orally, and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act.

IN WITNESS WHEREOF, AMCO and ClariVest have caused this Agreement to be executed as of the date first set forth above.

USAA ASSET MANAGEMENT COMPANY

By: /S/ WESLEY ARNOLD

Name: Wesley Arnold, Executive Director

Title: Authorized Signatory

CLARIVEST ASSET MANAGEMENT LLC

By: /S/ TIFFANY A. AYERS

Name: Tiffany A. Ayers

Title: Executive Vice President, GC, CCO

SCHEDULE A

USAA Small Cap Stock Fund

SCHEDULE B

FEES

Fund	Account Rate per annumof the average
daily net assets of the Fund Account
AMCO Small Cap Stock Fund	First $125 Million – 47 basis points
Next $125 Million – 45 Basis points
Above $250 Million – 43 basis points

99529-0619